Exhibit 10.4

Execution Version

GUARANTY AND SECURITY AGREEMENT

Dated as of October 25, 2013

among

PMI HOLDINGS, INC.,

a Delaware corporation

and

Each Other Grantor

From Time to Time Party Hereto

and

GOLUB CAPITAL LLC,

as Agent

i

TABLE OF CONTENTS

(continued)

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

iii

GUARANTY AND SECURITY AGREEMENT, dated as of October 25, 2013, by PMI HOLDINGS, INC., a Delaware corporation (the “Borrower”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Borrower, the “Grantors”), in favor of Golub Capital LLC (“Golub Capital”), as administrative agent (in such capacity, together with its successors and permitted assigns, “Agent”) for the Lenders, the L/C Issuers and each other Secured Party (each as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the other Credit Parties party thereto, the Lenders, the L/C Issuers from time to time party thereto and Golub Capital, as Agent for the Lenders and the L/C Issuers, and as a Lender, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in the Credit Agreement) of the Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. (a) Capital terms used herein without definition are used as defined in the Credit Agreement.

(b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c) The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, or the United States Copyright Office.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement, other than accounts established to cash collateralize L/C Reimbursement Obligations.

“Collateral” has the meaning specified in Section 3.1.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

“Excluded Equity” means any voting stock in excess of sixty-five percent (65%) of the outstanding voting stock of any Foreign Subsidiary, which, pursuant to the terms of the Credit Agreement, is not required to guaranty the Obligations. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment and (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than the Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of the Grantors’ business taken as a whole.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.3 hereof.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.3 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.3 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged ULC Shares” means the Pledged Stock which are shares in capital stock of a ULC.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.3 hereof.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“ULC” means any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.

Section 1.2 Certain Other Terms.

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Other Interpretive Provisions.

(i) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii) Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iv) Performance; Time. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(v) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(vi) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

Section 2.1 Guaranty. To induce the Lenders to make the Loans, the L/C Issuers to Issue Letters of Credit and each other Secured Party to make credit available to or for the benefit of the Borrower, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3 Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) subject to compliance, if applicable, with Section 9.1 of the Credit Agreement, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d) (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional

Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower or any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by Agent):

(a) the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default that is continuing by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any other Subsidiary of the Borrower, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, insurance, inventory, investment property, letter of credit rights, each Cash Collateral Account, each Controlled Securities Account, all Pledged Collateral and any supporting obligations related to any of the foregoing;

(b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by Agent pursuant to Section 5.9;

(c) all books and records pertaining to the other property described in this Section 3.1;

(d) all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all proceeds of the foregoing.

Section 3.2 Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to Agent for the benefit of the Secured Parties, and grants to Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuers and Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to Agent, the Lenders, the L/C Issuers and the other Secured Parties:

Section 4.1 Title; No Other Liens. Except for the Lien granted to Agent pursuant to this Agreement and other Permitted Liens under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (other than Permitted Liens).

Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Agent in completed and duly authorized form), (ii) with respect to any deposit account or securities account, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to Agent over such letter-of-credit rights and (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Agent over such electronic chattel paper. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over Agent’s Lien by operation of law or permitted pursuant to subsections 5.1(e), (g), (h), (i), (j) or (k) of the Credit Agreement upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property; (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to Agent of such instruments and tangible chattel paper; (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to Agent over such letter-of-credit rights and (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Agent over such electronic chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary to protect and perfect the Lien granted hereunder on the Collateral have been duly taken to the extent requested by Agent.

Section 4.3 Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 4.4 Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 4.

Section 4.5 Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (a) is listed on Schedule 5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, (b) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to Agent in accordance with Section 5.3(a).

(c) Upon the occurrence and during the continuance of an Event of Default, upon notice by Agent to a Grantor, Agent shall be entitled to exercise all of the rights of such Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

(d) No Grantor shall take any action to cause any membership interest, partnership interest, or other equity interest, comprising the Pledged Uncertificated Stock to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not cause or permit any Subsidiary to “opt in” or to take any other action seeking to establish any membership interest or partnership interest of the Pledged Uncertificated Stock as a “security” or to become certificated.

Section 4.6 Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

Section 4.7 Intellectual Property.

(a) Schedule 6 sets forth a true and complete list of the following Intellectual Property such Grantor owns and is registered or subject to applications for registration, including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed and (4) the registration or application number and registration or application date.

(b) On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Intellectual Property of such Grantor that could reasonably be expected to result in a Material Adverse Effect. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor that could reasonably be expected to result in a Material Adverse Effect. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 4.8 Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.9 Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.10 Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

ARTICLE V

COVENANTS

Each Grantor agrees with Agent to the following, as long as any Obligation or Commitment remains outstanding (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Related Agreement, any material Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or Agent to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c) Such Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to Agent.

(d) At any time and from time to time, upon the written request of Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as Agent may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts to the extent required by Section 4.11 of the Credit Agreement.

(e) To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property”, such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person other than the Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2 Changes in Locations, Name, Etc. Except upon five (5) days’ prior written notice to Agent (or such lesser period of notice as Agent, in its sole discretion, from time to time may agree in writing) and delivery to Agent of (a) all documents reasonably requested by Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional and/or change in chief executive office, such Grantor shall not do any of the following:

(i) change its jurisdiction of organization or its location, in each case from that referred to in Section 4.3; or

(ii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3 Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Agent, in suitable form for transfer and in form and substance reasonably satisfactory to Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments in excess of $250,000 individually and $1,000,000 in the aggregate and (C) all certificates and instruments evidencing Pledged Investment Property in excess of $250,000 individually and $500,000 in the aggregate and (ii) maintain all other Pledged Investment Property in excess of $250,000 in the aggregate in a Controlled Securities Account.

(b) Event of Default. During the continuance of an Event of Default, Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would result in any violation of any provision of any Loan Document, except to the extent such vote, consent, right or action results in payment in full of the Obligations.

(e) Each Grantor irrevocably waives any and all of its rights under those provisions of the operating agreement or limited partnership agreement of (and the laws under which there has been organized) each Subsidiary of such Grantor which is a limited liability company or limited partnership, respectively, that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any security interest or lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such security interest or lien or (b) otherwise conflict with the terms of this Agreement. To the extent that this provision is inconsistent with the terms of the operating agreement or limited partnership agreement, as applicable, of any such Subsidiary, such operating agreement or limited partnership agreement, as applicable, shall be deemed to be amended so as to be consistent with the terms of this Section 5.3(e). With respect to any of such Grantor’s Pledged Stock in a limited liability company or limited partnership, each Grantor hereby irrevocably consents to the grant of the security interest provided for herein and to the Agent or its nominee becoming a member, limited partner or general partner, as applicable, in such limited liability company or limited partnership, as applicable (including succeeding to any management rights appurtenant thereto), pursuant to a disposition thereof in connection with (or in lieu of) an exercise of remedies pursuant to this Agreement; provided that such successor member or partner, as applicable, then agrees in writing to be bound by, and a party to, the applicable operating agreement or limited partnership agreement.

Section 5.4 Accounts.

(a) Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b) So long as an Event of Default is continuing, Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as Agent may reasonably require in connection therewith. At any time and from time to time during the continuance of an Event of Default, upon Agent’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to Agent to furnish to Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

Section 5.5 Commodity Contracts. Such Grantor shall not have commodity contracts in excess of $50,000 individually or $150,000 in the aggregate unless subject to a Control Agreement.

Section 5.6 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper, other than such instrument delivered in accordance with Section 5.3(a) and in the possession of Agent, such Grantor shall (i) promptly provide notice to Agent and (ii) at the request of Agent mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent” and, at

the request of Agent, shall immediately deliver such instrument or tangible chattel paper to Agent, duly indorsed in a manner satisfactory to Agent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, such Grantor may retain for collection in the Ordinary Course of Business any instrument received for payment in the Ordinary Course of Business, and the Agent shall, within reasonable time upon request of the Grantor, make appropriate arrangements for making any instrument or tangible chattel paper delivered by Grantor available to Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by Agent, against trust receipts or like document).

(b) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than Agent, a securities intermediary or a commodity intermediary.

(c) If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $500,000, such Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary (or such later date as Agent, in its sole discretion, from time to time may agree in writing), notify Agent thereof and use commercially reasonable efforts to enter into a Contractual Obligation with Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to Agent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, such Grantor may retain for collection (for a period of time not to exceed ten (10) days) in the Ordinary Course of Business any documentary letters of credit received in the Ordinary Course of Business, and Agent shall, within reasonable time upon the request of the Grantor, make appropriate arrangements for making any letters of credit delivered by Grantor available to Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by Agent, against trust receipts or like document).

(d) If any amount in excess of $250,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps reasonably requested by Agent after notification by Grantor of ownership of such Collateral, to grant Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.7 Intellectual Property. (a) Within forty-five (45) days after any change to Schedule 6 for such Grantor, such Grantor shall provide Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.7 and any other documents that Agent reasonably requests with respect thereto.

(b) Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

(d) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person, except to the extent that such action would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e) Such Grantor shall execute and deliver to Agent in form and substance reasonably acceptable to Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks and Patents of such Grantor and (ii) if requested by Agent, recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all material Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by Agent).

Section 5.8 Notices. Such Grantor shall promptly notify Agent in writing of its acquisition of any interest hereafter in material property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.9 Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim in excess of $100,000 individually and $250,000 in the aggregate for all such commercial tort claims (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, within five (5) Business Days (or such later period acceptable to Agent) of such acquisition, deliver to Agent, in each case in form and substance reasonably satisfactory to Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to Agent, in each case in form and substance reasonably satisfactory to Agent, any document, and take all other action, deemed by Agent to be reasonably necessary or appropriate for Agent to obtain, on behalf of the Lenders, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1 Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b) Disposition of Collateral. Without limiting the generality of the foregoing, Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any

Grantor or any other Person notice or opportunity for a hearing on Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at Agent’s request, it shall assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Agent also has the right to require that each Grantor store and keep any Collateral pending further action by Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Agent is able to sell, assign, convey or transfer any Collateral, Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent and (iv) Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent.

(d) Application of Proceeds. Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, as set forth in the Credit Agreement, and only after such application and after the payment by Agent of any other amount required by any Requirement of Law, need Agent account for the surplus, if any, to any Grantor.

(e) Direct Obligation. Neither Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f) Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of any Collateral or to provide to Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(g) IP Licenses. For the purpose of enabling Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

(h) Exercise of Remedies Pursuant to Control Agreements. Agent agrees with each of the Grantors that, with respect to any deposit, securities or commodities account subject to a Control Agreement, Agent shall not be entitled to exercise sole control or send any “blockage” or equivalent notice under any such Control Agreement unless an Event of Default under Section 7.1(a), (c) (solely with respect to a breach of Article VI), (d) (solely with respect to a breach of Sections 4.1 or 4.2(b)), (f) or (g) of the Credit Agreement shall have occurred and be continuing or an acceleration of the Loans and/or termination of the Commitments has occurred pursuant to Section 7.2 of the Credit Agreement; provided, however, that Agent shall not have any withdrawal rights over such accounts in respect of which a notice of sole control, “blockage” or equivalent is given

Section 6.2 Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Agent, in a Cash Collateral Account, subject to withdrawal by Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time during the continuance of an Event of Default:

(i) each Grantor shall, upon Agent’s request, deliver to Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to Agent and that payments in respect thereof shall be made directly to Agent;

(ii) Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Agent to ensure any Internet Domain Name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3 Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by Agent to the relevant Grantor or Grantors, Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it; provided, however, that Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Proxies. If an Event of Default has occurred and is continuing, each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as Agent may reasonably request in order to permit Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder. Each Grantor hereby grants to Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c) Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to Agent.

(d) Pledged Stock. Upon the occurrence and during the continuance of an Event of Default, upon notice by Agent to the relevant Grantor or Grantors, Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 6.4 Proceeds to be Turned over to and Held by Agent. During the continuance of an Event of Default, unless otherwise expressly provided in the Credit Agreement or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by Agent in cash or Cash Equivalents shall be held by Agent in a Cash Collateral Account. All proceeds being held by Agent in a Cash Collateral Account (or by such Grantor in trust for Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5 Sale of Pledged Collateral. (a) Each Grantor recognizes that Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Agent and other Secured Parties, that Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Agent.

Section 6.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

AGENT

Section 7.1 Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that Agent may request to evidence, effect, publicize or record Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Agent or as Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes and do, at Agent’s option, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b) Subject to Section 9.5 of the Credit Agreement, the expenses of Agent incurred in connection with actions undertaken as provided in this Section 7.1, shall be payable by such Grantor to Agent on demand.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Agent reasonably determines appropriate to perfect, or continue or maintain perfection of, the security interests of Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”. To the extent permitted by applicable law, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and the Grantors, Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4 Duty; Obligations and Liabilities. (a) Duty of Agent. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith.

(b) Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2 Release of Collateral. (a) At the time provided in Section 8.10 of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, Agent shall deliver to such Grantor any Collateral of such Grantor held by Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If Agent shall be directed or permitted pursuant to subsection 8.10(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such subsection. In connection therewith, Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c) At the time provided in subsection 8.10(b) of the Credit Agreement and at the request of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person other than Holdings or any of its Subsidiaries in a transaction permitted by the Loan Documents.

Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by Agent and each Grantor directly affected thereby.

Section 8.6 Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of the Borrower or as required pursuant to Section 4.13 of the Credit Agreement, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b) Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes Agent to attach each Pledge Amendment to this Agreement.

Section 8.7 Notices. All notices, requests and demands to or upon Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 9.2.

Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Agent.

Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SUBSECTIONS 9.18(b) AND (c) OF THE CREDIT AGREEMENT.

Section 8.13 ULC Limitation. Notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other document or agreement among all or some of the parties hereto, each applicable Grantor is as of the date of this Agreement the sole registered and beneficial owner of all Pledged ULC Shares more particularly described in Schedule 5 to this Agreement and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of Agent or any other person on the books and records of such ULC. Nothing in this Agreement, the Credit Agreement or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute Agent or any person other than a Grantor to be a member or shareholder of any ULC until such time as written notice is given to the applicable Grantor and all further steps are taken so as to register Agent or other person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to Article III does not make Agent a successor to any Grantor as a member or shareholder of any ULC, and neither Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Each applicable Grantor shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Collateral, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Grantor would if such Pledged ULC Shares were not pledged to Agent or to any other person pursuant hereto. To the extent any provision hereof would have the effect of constituting Agent to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein to the contrary (except to the extent, if any, that Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by Agent or other persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each applicable Grantor shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, Agent to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favour in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of Agent or other person holding a security interest in the Pledged ULC Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

Section 8.14 Subordination of Intercompany Indebtedness. Each Grantor hereby agrees that all Indebtedness permitted by Section 5.4(b) of the Credit Agreement shall be subordinated to the prior payment in full in cash of the Obligations.

— Remainder of Page Intentionally Left Blank; Signature Pages Follow —

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

PMI HOLDINGS, INC., a Delaware corporation, as a Grantor

PAPA MURPHY’S INTERMEDIATE, INC., a Delaware corporation, as a Grantor

PAPA MURPHY’S COMPANY STORES, INC., a Washington corporation, as a Grantor

MURPHY’S MARKETING SERVICES, INC., a Florida corporation, as a Grantor

PAPA MURPHY’S INTERNATIONAL LLC, a Delaware limited liability company, as a Grantor

PAPA MURPHY’S WORLDWIDE LLC, a Delaware limited liability company, as a Grantor

By:	/s/ Ken Calwell
Name: Ken Calwell Title: Chief Executive Officer

ACCEPTED AND AGREED as of the date first above written: GOLUB CAPITAL LLC, as Agent

By:	/s/ Marc C. Robinson
Name: Marc C. Robinson Title: Managing Director

ANNEX 1

TO

GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of             , 201    , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of October 25, 2013, by PMI HOLDINGS, INC., a Delaware corporation (the “Borrower”), the undersigned Grantor and the other Persons from time to time party thereto as Grantors in favor of Golub Capital LLC, as Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Guaranty and Security Agreement is true and correct in all material respects as of the date hereof as if made on and as of such date (except to the extent they relate to an earlier date, in which case, they are true and correct in all material respects as of such earlier date).

This Pledge Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[GRANTOR]

By:
Name: Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

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Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

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ACKNOWLEDGED AND AGREED as of the date first above written: GOLUB CAPITAL LLC, as Agent

By:
Name: Title: Duly Authorized Signatory

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ANNEX 2

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of             , 201    , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of October 25, 2013, by PMI HOLDINGS, INC., a Delaware corporation (the “Borrower”) and the other Persons from time to time party thereto as Grantors in favor of General Electric Capital Corporation, as Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, amended and restated, supplemented, and/or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to Agent for the benefit of the Secured Parties, and grants to Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct in all material respects as of the date hereof as if made on and as of such date (except to the extent they relate to an earlier date, in which case, they are true and correct in all material respects as of such earlier date.

This Joinder Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name: Title:

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ACKNOWLEDGED AND AGREED as of the date first above written: [EACH GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By:
Name: Title:

GOLUB CAPITAL LLC, as Agent

By:
Name: Title: Duly Authorized Signatory

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ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of                      , 201_, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Golub Capital LLC (“Golub Capital”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below) and the other Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of October 25, 2013 (as the same may be amended, restated, amended and restated, supplemented and/or modified from time to time, the “Credit Agreement”), by and among the PMI Holdings, Inc., a Delaware corporation (the “Borrower”), the other Credit Parties, the Lenders and the L/C Issuers from time to time party thereto and Golub Capital, as Agent for the Lenders and the L/C Issuers, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of Agent (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to Agent for the benefit of the Secured Parties, and grants to Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a) [all of its Copyrights including, without limitation, those referred to on Schedule 1 hereto;

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(b) all renewals, reversions and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof;]

or

(a) [all of its Patents including, without limitation, those referred to on Schedule 1 hereto;

(b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof;]

or

(a) [all of its Trademarks including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals and extensions of the foregoing;

(c) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof;]

provided, however, the [Copyright][Patent][Trademark] Collateral shall not include any Excluded Property.

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Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [GRANTOR] as Grantor

By:
Name: Title:

ACCEPTED AND AGREED as of the date first above written: GOLUB CAPITAL LLC, as Agent

By:
Name: Title: Duly Authorized Signatory

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.	REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.	[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 2

FILINGS

CREDIT PARTY	FILING
Papa Murphy’s Intermediate, Inc.	Delaware Secretary of State
PMI Holdings, Inc.	Delaware Secretary of State
Papa Murphy’s International LLC	Delaware Secretary of State
Papa Murphy’s Company Stores, Inc	Washington Secretary of State
Papa Murphy’s Worldwide LLC	Delaware Secretary of State
Murphy’s Marketing Services, Inc.	Florida Secretary of State

SCHEDULE 3

JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE

CREDIT PARTY	JURISDICTION	ORGANIZATIONAL ID NUMBER	CHIEF EXECUTIVE OFFICE
Papa Murphy’s Intermediate, Inc.	Delaware	4814363	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662
PMI Holdings, Inc.	Delaware	3814836	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662
Papa Murphy’s International LLC	Delaware	3814784	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662
Papa Murphy’s Company Stores, Inc	Washington	602001747	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662
Papa Murphy’s Worldwide LLC	Delaware	4148329	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662
Murphy’s Marketing Services, Inc.	Florida	P10000071270	8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

SCHEDULE 4

LOCATION OF INVENTORY AND EQUIPMENT

CREDIT PARTY	LOCATION OF INVENTORY AND EQUIPMENT
Papa Murphy’s Intermediate, Inc.	Corporate Office 8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

PMI Holdings, Inc.	Corporate Office 8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

Papa Murphy’s International LLC	Corporate Office 8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

Papa Murphy’s International LLC	Commercial and Records Storage Bluebird Transfer 2500 East 5th Street Vancouver, WA 98661

Papa Murphy’s International LLC	Records Storage Access Storage 7207 N. Leadbetter Road Portland, OR 97203

Papa Murphy’s International LLC	Commercial Storage Crown Moving Co., Inc. 705 SE Victory Avenue, Suite 100 Vancouver, WA

Papa Murphy’s International LLC	Convention Model Store The Wasserstrom Company 2300 Lockbourne Road Columbus, OH 43207

Papa Murphy’s International LLC	Convention Model Store Curtis Equipment, Inc. 555 Shelley Street Springfield, OR 97477

Papa Murphy’s Company Stores, Inc.	Corporate Office 8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

Papa Murphy’s Company Stores, Inc.	Store CO002 2800 West 10th Street Greeley, CO 80634

Papa Murphy’s Company Stores, Inc.	Store CO006 1708 Dublin Boulevard Colorado Springs, CO 80918

Papa Murphy’s Company Stores, Inc.	Store CO008 12158 East Mississippi Avenue Aurora, CO 80012

Papa Murphy’s Company Stores, Inc.	Store CO010 15440 East Hampden Avenue Aurora, CO 80013

CREDIT PARTY	LOCATION OF INVENTORY AND EQUIPMENT
Papa Murphy’s Company Stores, Inc.	Store CO013 18741 Ponderosa Drive, Suite E Parker, CO 80134

Papa Murphy’s Company Stores, Inc.	Store CO017 6350 Sheridan Boulevard, Unit 105A Arvada, CO 80003

Papa Murphy’s Company Stores, Inc.	Store CO019 840 South Prairie Avenue, Suite 2 Pueblo, CO 81005

Papa Murphy’s Company Stores, Inc.	Store CO022 2888 North Powers Boulevard Colorado Springs, CO 80922

Papa Murphy’s Company Stores, Inc.	Store CO024 680 E. 120th Avenue, Suite A Northglenn, CO 80233

Papa Murphy’s Company Stores, Inc.	Store CO029 12650 W. 64th Avenue, Suite D Arvada, CO 80004

Papa Murphy’s Company Stores, Inc.	Store CO030 3782 E. 104th Avenue Thornton, CO 80233

Papa Murphy’s Company Stores, Inc.	Store CO032 18525 East Smokey Hill Road, Suite J Centennial, CO 80015

Papa Murphy’s Company Stores, Inc.	Store CO033 50 W. Littleton Boulevard, Suite 303 Littleton, CO 80120

Papa Murphy’s Company Stores, Inc.	Store CO045 2460 South Academy Boulevard Colorado Springs, CO 80916

Papa Murphy’s Company Stores, Inc.	Store CO046 754 South Perry Street, Unit F Castle Rock, CO 80104

Papa Murphy’s Company Stores, Inc.	Store CO047 1203 North Circle Drive Colorado Springs, CO 80909

Papa Murphy’s Company Stores, Inc.	Store CO055 7669 McLaughlin Road Falcon, CO 80831

Papa Murphy’s Company Stores, Inc.	Store CO058 1617 West US Highway 50 Pueblo, CO 81008

Papa Murphy’s Company Stores, Inc.	Store CO059 3301 North Tower Road Aurora, CO 80011 (Wal-Mart Store #5334)

Papa Murphy’s Company Stores, Inc.	Store CO064 1725 Sheridan Boulevard, Unit C Edgewater, CO 80214

5

CREDIT PARTY	LOCATION OF INVENTORY AND EQUIPMENT
Papa Murphy’s Company Stores, Inc.	Store CO070 11614 W. Belleview Avenue, Suite N Littleton, CO 80127

Papa Murphy’s Company Stores, Inc.	Store CO073 300 East Highway 24, Unit B Woodland Park, CO 80863

Papa Murphy’s Company Stores, Inc.	Store CO083 9231 E. Lincoln Avenue Lonetree, CO 80124

Papa Murphy’s Company Stores, Inc.	Store ID005 920 Caldwell Boulevard Nampa, ID 83651

Papa Murphy’s Company Stores, Inc.	Store ID011 2707 10th Avenue South Caldwell, ID 83605

Papa Murphy’s Company Stores, Inc.	Store ID022 2418 12th Avenue Road Nampa, ID 83686

Papa Murphy’s Company Stores, Inc.	Store ID027 1545 Linder Road Kuna, ID 83634

Papa Murphy’s Company Stores, Inc.	Store KS010 2110 North Maize Road, Suite 100 Wichita, KS 67212

Papa Murphy’s Company Stores, Inc.	Store KS013 9747 East 21st Street North Wichita, KS 67206

Papa Murphy’s Company Stores, Inc.	Store KS014 1636 North Rock Road, Suite 400 Derby, KS 67037

Papa Murphy’s Company Stores, Inc.	Store KS028 13303 West Maple Street, Suite 127 Wichita, KS 67235

Papa Murphy’s Company Stores, Inc.	Store KS029 229 N. Andover Road, Suite 700 Andover, KS 67002

Papa Murphy’s Company Stores, Inc.	Store KS031 1410 S. Kansas Avenue, Suite 1200 Newton, KS 67114

Papa Murphy’s Company Stores, Inc.	Store KS034 2712 S. Seneca Street Wichita, KS 67217

Papa Murphy’s Company Stores, Inc.	Store KS036 4813 E. Central Avenue Wichita, KS 67208

Papa Murphy’s Company Stores, Inc.	Store KS039 2348 W. Central Avenue El Dorado, KS 67042

6

CREDIT PARTY	LOCATION OF INVENTORY AND EQUIPMENT
Papa Murphy’s Company Stores, Inc.	Store MI009 5311 Eastern Avenue SW Kentwood, MI 49508

Papa Murphy’s Company Stores, Inc.	Store MI014 809 S. Beacon Boulevard Grand Haven, MI 49417

Papa Murphy’s Company Stores, Inc.	Store MI018 5751 Byron Center Avenue SW Wyoming, MI 49519

Papa Murphy’s Company Stores, Inc.	Store MI026 5210 Northland Drive NE Grand Rapids, MI 49525

Papa Murphy’s Company Stores, Inc.	Store MI030 3355 Henry Street, Suite H Muskegon, MI 49441

Papa Murphy’s Company Stores, Inc.	Store MI031 1239 Leonard Street NE Grand Rapids, MI 49505

Papa Murphy’s Company Stores, Inc.	Store MI042 650 Baldwin Street Jenison, MI 49428

Papa Murphy’s Company Stores, Inc.	Store MN012 10604 France Avenue South, Suite B Bloomington, MN 55431

Papa Murphy’s Company Stores, Inc.	Store MN021 8471 East Point Douglas Road South Cottage Grove, MN 55016

Papa Murphy’s Company Stores, Inc.	Store MN023 15052 Gleason Path Apple Valley, MN 55124

Papa Murphy’s Company Stores, Inc.	Store MN030 8507 Lyndale Avenue South Bloomington, MN 55420

Papa Murphy’s Company Stores, Inc.	Store MN037 7455 Currell Boulevard Woodbury, MN 55125

Papa Murphy’s Company Stores, Inc.	Store MN038 15043 Crestone Avenue Rosemount, MN 55068

Papa Murphy’s Company Stores, Inc.	Store MN047 172 Tyler Road South Red Wing, MN 55066

Papa Murphy’s Company Stores, Inc.	Store MN056 1771 Market Boulevard Hastings, MN 55033

Papa Murphy’s Company Stores, Inc.	Store MN088 20190 Heritage Drive Lakeville, MN 55044

7

CREDIT PARTY	LOCATION OF INVENTORY AND EQUIPMENT
Papa Murphy’s Company Stores, Inc.	Store MN089 7017 10th Street North Oakdale, MN 55128

Papa Murphy’s Company Stores, Inc.	Store NM003 2800 Coors Boulevard NW Albuquerque, NM 87120

Papa Murphy’s Company Stores, Inc.	Store NM014 200 Tramway Blvd SE Albuquerque, NM 87123 (Smith’s Store #427)

Papa Murphy’s Company Stores, Inc.	Store NM018 1000 Rio Rancho Drive SE Albuquerque, NM 87124 (Smith’s Store #413)

Papa Murphy’s Company Stores, Inc.	Store NM019 8400 Menaul Boulevard NE, Suite G Albuquerque, NM 87112

Papa Murphy’s Company Stores, Inc.	Store NM029 2839 Carlisle Boulevard NE, Suite 110 Albuquerque, NM 87110

Papa Murphy’s Company Stores, Inc.	Store NM031 1121 Unser Blvd SE Rio Rancho, NM 87124

Papa Murphy’s Company Stores, Inc.	Store OR004 5541 SW Beaverton-Hillsdale Highway Portland, OR 97221

Papa Murphy’s Company Stores, Inc.	Store OR042 1503 North Pacific Highway Woodburn, OR 97071

Papa Murphy’s Company Stores, Inc.	Store OR055 4350 SW Multnomah Boulevard Portland, OR 97219

Papa Murphy’s Company Stores, Inc.	Store WA082 3404 Kitsap Way Bremerton, WA 98312

Papa Murphy’s Company Stores, Inc.	Store WA087 1468 Olney Street SE, Suite 105 Port Orchard, WA 98366

Papa Murphy’s Company Stores, Inc.	Store WA100 4213 Wheaton Way Bremerton, WA 98310

Papa Murphy’s Company Stores, Inc.	Store WA132 6715 NE 63rd Street, Suite 105 Vancouver, WA 98661

Papa Murphy’s Company Stores, Inc.	Store WA147 2220 Bucklin Hill Road, Suite 102 Silverdale, WA 98383

Papa Murphy’s Company Stores, Inc.	Store WI055 955 Mutual Way Appleton, WI 54913 (Wal-Mart Store #1982)

8

CREDIT PARTY	LOCATION OF INVENTORY AND EQUIPMENT
Papa Murphy’s Company Stores, Inc.	Store WI071 2304 South Main Street, Suite 7 Rice Lake, WI 54868

Papa Murphy’s Company Stores, Inc.	Equipment in Storage State Line Storage 200 State Line Road Temperance, MI 48182

Papa Murphy’s Company Stores, Inc.	Equipment in Storage Mini U Storage 5980 Sheridan Boulevard Arvada, CO 80003

Papa Murphy’s Company Stores, Inc.	Equipment in Storage Van Mall Storage 4214 NE 72nd Avenue Vancouver, WA 98661

Papa Murphy’s Worldwide LLC	Corporate Office 8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

Murphy’s Marketing Services, Inc.	Corporate Office 8000 N.E. Parkway Drive, Suite 350 Vancouver, WA 98662

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SCHEDULE 5

PLEDGED COLLATERAL

(A) ALL PLEDGED CERTIFICATED STOCK:

ENTITY	OWNED BY	PERCENTAGE OF PLEDGED INTEREST	CERTIFICATE NUMBER	NUMBER OF SHARES
PMI Holdings, Inc.	Papa Murphy’s Intermediate, Inc.	100%	1	1,000
Papa Murphy’s Company Stores, Inc.	PMI Holdings, Inc.	100%	3	500
Papa Murphy’s International LLC	Papa Murphy’s Company Stores, Inc.	100%	N/A	N/A
Papa Murphy’s Worldwide LLC	Papa Murphy’s International LLC	100%	N/A	N/A
Murphy’s Marketing Services, Inc.	Papa Murphy’s Company Stores, Inc.	100%	1	1,000
PMI Canada ULC	Papa Murphy’s Worldwide LLC	66 1/3%	2	666.33

(B) PLEDGED DEBT INSTRUMENTS:

1.	Promissory Note dated August 18, 2009 issued by Pizza Masters of Illinois, Inc. to Papa Murphy’s Company Stores, Inc. in the amount of $492,000, as amended by First Amendment to Promissory Note dated September 31, 2013.

2.	Promissory Note dated December 15, 2009 issued by Ananda Holdings Ltd. to PMI Canada, ULC in the amount of $1,000,000 (CAD), as amended and assigned to Papa Murphy’s Worldwide LLC by Amendment and Assignment to Promissory Note dated March 13, 2012.

3.	Replacement Promissory Note dated as of June 7, 2012 issued as replacement for that certain Promissory Note dated May 25, 2011, as amended by Amendment to Promissory Note dated June 1, 2011, issued by Ken Calwell to Papa Murphy’s International LLC in the amount of $547,949.

4.	$15,000,000 Revolving Promissory Note dated as of December 15, 2011 by and among Papa Murphy’s Company Stores, Inc., Papa Murphy’s International LLC and Papa Murphy’s Canada LLC as Borrower and PMI Holdings, Inc. as Lender.

(C) PLEDGED INVESTMENT PROPERTY:

None.

SCHEDULE 6

INTELLECTUAL PROPERTY

Trademarks whose record owner is Papa Murphy’s International LLC:

Mark	Example	Registration/ Application No.	Registration/ Application Date	For
UNITED STATES

A FRESH WAY OF MAKING PIZZA	Words	2,736,495	7/15/03	Unbaked pizza prepared for off-premises baking and consumption (IC030)

C.Y.O. CREATE YOUR OWN		85/938889* Serial No.	5/21/2013 Application Date	Retail store services featuring pizza (IC035)

CINNAMURPH	Words	86/033103* Serial No.	8/8/2013 Application Date	Desserts prepared for off premises baking and consumption. Retail store services featuring desserts (IC030, IC035)

CINNAWEEKEND	Words	86/033109* Serial No.	8/8/2013 Application Date	Desserts prepared for off premises baking and consumption. Retail store services featuring desserts (IC030, IC035)

deLITE		2,186,254	9/1/98	Unbaked pizza prepared for off-premises baking and consumption (IC030)

DELITE	Words	3,339,186	11/20/07	Unbaked pizza prepared for off-premises baking and consumption (IC030)

FAVES	Words	85/920760* Serial No.	5/1/2013 Application Date	Unbaked pizza prepared for off-premises baking and consumption Retail store services featuring pizza (IC030, IC035)

HAND MADE HOME BAKED	Words	2,815,887 Supp Reg	2/17/04	Unbaked pizza prepared for off-premises baking and consumption (IC030)

HANDMADE HOME BAKED	Words	4,137,870	5/8/2012	Unbaked pizza prepared for off-premises baking and consumption (IC030)

HANDMADE HOME BAKED	Words	4,145,311	5/22/2012	Retail Store services featuring pizza (IC035)

HEARTBAKER	Words	4,222,983	10/9/2012	Unbaked pizza prepared for off-premises baking and consumption (IC030)

JOIN THE TAKE ‘N’ BAKE REVOLUTION	Words	4,157,809	6/12/2012	Unbaked pizza prepared for off-premises baking and consumption (IC030)

LITTLE BIG FRESH PAN COOKIE	Words	86/033116*	8/8/2013	Desserts prepared for off premises baking and consumption. Retail store services featuring desserts (IC030, IC035)

MAKE IT A MEAL	Words	3,676,208	9/1/09	Retail Store services featuring pizza (IC035)

MINI MURPH	Words	85,451,478*	10/19/2011	Unbaked pizza prepared for off-premises baking and consumption (IC030)

Mark	Example	Registration/ Application No.	Registration/ Application Date	For
OPEN OVEN DESIGN		3,211,275	2/20/07	Retail Store services featuring pizza (IC035)

OPEN OVEN DESIGN B&W		3,405,204	4/1/08	Food products, specifically unbaked pizza and calzone, prepared for off-premises baking and consumption (IC030)

PAPA ALDO’S	Words	1,837,441	5/24/94	Uncooked pizza, pastas, sauces, spices, lasagna and cookie dough (IC030)

PAPA MURPHY’S	Words	1,983,341	7/2/96	Unbaked pizza prepared for off-premises baking and consumption (IC030)

PAPA MURPHY’S PIZZA (black & white with design)		3,961,116	5/17/2011	Retail store services featuring pizza. (IC035)

PAPA MURPHY’S PIZZA (color with design)		4,131,041	4/24/2012	Retail store services featuring pizza. (IC035)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA (standard characters)	Words	3,148,464	9/26/06	Retail store services featuring pizza. (IC035)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA (stylized and/or with design)		3,148,456	9/26/06	Food products, specifically, unbaked pizza, calzones, dessert pizza, cinnamon rolls, and cookies, prepared for off-premises baking and consumption. (IC030)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA (with design)		3,148,457	9/26/06	Retail store services featuring pizza. (IC035)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA (stylized and/or with design)		3,148,460	9/26/06	Food products, specifically, unbaked pizza, calzones, dessert pizza, cinnamon rolls, and cookies, prepared for off-premises baking and consumption. (IC030)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA (stylized and/or with design)		3,148,461	9/26/06	Retail store services featuring pizza. (IC035)

12

Mark	Example	Registration/ Application No.	Registration/ Application Date	For
PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA (stylized and/or with design)	Words	3,192,303	1/2/07

Precut vegetable salads, namely garden salads, club salads, Caesar salads and Italian salads (IC029)

Food products, specifically, unbaked pizza, calzones, dessert pizza, cinnamon rolls, and cookies, prepared for off-premises baking and consumption.

(IC030)

PAPA’S FAVORITE	Words	1,447,787	7/14/87	Pizza for consumption off the premises.

PAPA-RONI	Words	2,924,995	2/8/05	Unbaked pizza prepared for off-premises cooking and consumption (IC030)

WE CAN DO THAT	Words	3,518,907	10/21/08	Retail store services featuring pizza (IC035)

AUSTRALIA

PAPA MURPHY’S	Words	1199578	5/28/2008

Bakery products and pre-prepared meals, including pizza,, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls (IC030)

Retail sale of pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls (IC035)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA & Design		1199577	5/28/2008

Bakery products and pre-prepared meals, including pizza,, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls (IC030)

Retail sale of pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls (IC035)

BAHRAIN

PAPA MURPHY’S		TM94380*	10/21/2012	Food products, specifically, unbaked pizza, calzones, dessert pizza, cinnamon rolls, and cookies, prepared for off-premises baking and consumption. (IC030)

CANADA

HEARTBAKER	Words	TMA856,011	9/22/2011	Retail store services featuring the sale of pizza, namely, unbaked pizza prepared for off- premises baking and consumption.

13

Mark	Example	Registration/ Application No.	Registration/ Application Date	For
PAPA MURPHY’S	Words	TMA674,442	10/6/2006

Pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls.

Retail store services featuring the sale of pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls.

PAPA MURPHY’S	Words	TMA504,251	11/18/1998	Fresh pizza, fresh lasagna and fresh calzones

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA		TMA674,152	10/4/2006	Retail store services featuring the sale of pizza, namely, unbaked pizza prepared for off- premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls.

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA		TMA674,167	10/4/2006

Pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls.

Retail store services featuring the sale of pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls.

COMMUNITY TRADEMARK (EUROPEAN UNION)

PAPA MURPHY’S PIZZA	Words	012110037*	9/3/2013

Advertising signs of paper or cardboard; paper; paper bags; paper boxes; cardboard boxes; printed matter; printed packaging materials of paper; printed paper labels; printed paper signs; printing paper; printed publications; stationery; paper, cardboard and goods made from these materials, not included in other classes; plastic material for packaging (IC016)

Flour and preparations made from cereals; pizzas; pizza bases; pizza dough; pizza sauces; pizza flour; pizza mixes; prepared pizza meals; preparations for making pizza bases; chilled pizzas; frozen pizzas; fresh pizzas; uncooked pizzas; pizza spices; pizza crusts; bakery products and pre-prepared meals, including pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagne; salads; cheese bread; cookie dough; cookies; cinnamon rolls; baked goods, confectionery, chocolate and desserts; dessert pizzas (IC030)

14

Mark	Example	Registration/ Application No.	Registration/ Application Date	For
Retail services in connection with flour and preparations made from cereals, pizzas, pizza bases, pizza dough, pizza sauces, pizza flour, pizza mixes, prepared pizza meals, preparations for making pizza bases, chilled pizzas, frozen pizzas, fresh pizzas, uncooked pizzas, pizza spices, pizza crusts, calzones, lasagne, salads, cheese bread, cookie dough, cookies and cinnamon rolls, bakery products and pre-prepared meals, including pizza, namely, unbaked pizza prepared for off-premises baking and consumption; administration of the business affairs of franchises; advice in the running of establishments as franchises; advisory services (business -) relating to the establishment of franchises; advisory services (business -) relating to the operation of franchises; advisory services relating to publicity for franchisees; assistance in business management within the framework of a franchise contract; assistance in franchised commercial business management; assistance in product commercialization, within the framework of a franchise contract; business assistance relating to the establishment of franchises; provision of assistance [business] in the establishment of franchises; provision of assistance [business] in the operation of franchises (IC035)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA		012110052*	9/3/2013

Advertising signs of paper or cardboard; paper; paper bags; paper boxes; cardboard boxes; printed matter; printed packaging materials of paper; printed paper labels; printed paper signs; printing paper; printed publications; stationery; paper, cardboard and goods made from these materials, not included in other classes; plastic material for packaging (IC016)

Flour and preparations made from cereals; pizzas; pizza bases; pizza dough; pizza sauces; pizza flour; pizza mixes; prepared pizza meals; preparations for making pizza bases; chilled pizzas; frozen pizzas; fresh pizzas; uncooked pizzas; pizza spices; pizza crusts; bakery products and pre-prepared meals, including pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagne; salads;

15

Mark	Example	Registration/ Application No.	Registration/ Application Date	For

cheese bread; cookie dough; cookies; cinnamon rolls; baked goods, confectionery, chocolate and desserts; dessert pizzas (IC030)

Retail services in connection with flour and preparations made from cereals, pizzas, pizza bases, pizza dough, pizza sauces, pizza flour, pizza mixes, prepared pizza meals, preparations for making pizza bases, chilled pizzas, frozen pizzas, fresh pizzas, uncooked pizzas, pizza spices, pizza crusts, calzones, lasagne, salads, cheese bread, cookie dough, cookies and cinnamon rolls, bakery products and pre-prepared meals, including pizza, namely, unbaked pizza prepared for off-premises baking and consumption; administration of the business affairs of franchises; advice in the running of establishments as franchises; advisory services (business -) relating to the establishment of franchises; advisory services (business -) relating to the operation of franchises; advisory services relating to publicity for franchisees; assistance in business management within the framework of a franchise contract; assistance in franchised commercial business management; assistance in product commercialization, within the framework of a franchise contract; business assistance relating to the establishment of franchises; provision of assistance [business] in the establishment of franchises; provision of assistance [business] in the operation of franchises (IC035)

KINGDOM OF SAUDI ARABIA

PAPA MURPHY’S		182943*	6/5/2012	Food products, specifically, unbaked pizza, calzones, dessert pizza, cinnamon rolls, and cookies, prepared for off-premises baking and consumption. (IC030)

KUWAIT

PAPA MURPHY’S		130459*	5/27/2012	Food products, specifically, unbaked pizza, calzones, dessert pizza, cinnamon rolls, and cookies, prepared for off-premises baking and consumption. (IC030)

16

Mark	Example	Registration/ Application No.	Registration/ Application Date	For
MEXICO

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA	Words	961633	2/17/2006	Servicios de comercializacion de productos alimenticios preparados para ser cocinados en casa, servicios de tiendas de comida preparada. (IC035)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA		975745	2/17/2006	Servicios de comercializacion de productos alimenticios preparados para ser cocinados en casa, servicios de tiendas de comida preparada. (IC035)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA	Words	950748	2/17/2006	Calzones, roles de canela; galletas, pizzas, pasta, calzone, pizzas dulce y pasteles preparado para hornear (IC030)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA		950749	2/17/2006	Calzones, roles de canela; galletas, pizzas, pasta, calzone, pizzas dulce y pasteles preparado para hornear (IC030)

NEW ZEALAND

PAPA MURPHY’S	Words	775967	11/13/2008

Pizza,, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls (IC030)

Retail store services featuring the sale of pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls (IC035)

PAPA MURPHY’S TAKE ‘N’ BAKE PIZZA & Design		775977	9/17/2007

Pizza,, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls (IC030)

Retail store services featuring the sale of pizza, namely, unbaked pizza prepared for off-premises baking and consumption; calzones; lasagna; salads; cheese bread; cookie dough; and cinnamon rolls (IC035)

OMAN

PAPA MURPHY’S		75015*	6/26/2012	Food products, specifically, unbaked pizza, calzones, dessert pizza, cinnamon rolls, and cookies, prepared for off-premises baking and consumption. (IC030)

QATAR

PAPA MURPHY’S		75220*	6/6/2012	Food products, specifically, unbaked pizza, calzones, dessert pizza, cinnamon rolls, and cookies, prepared for off-premises baking and consumption. (IC030)

17

Mark	Example	Registration/ Application No.	Registration/ Application Date	For
UNITED ARAB EMIRATES

PAPA MURPHY’S		174511*	5/31/2012	Food products, specifically, unbaked pizza, calzones, dessert pizza, cinnamon rolls, and cookies, prepared for off-premises baking and consumption. (IC030)

*	Registration is pending. Serial number and filing date provided.

18